EX 23.1



                               BONANDIO & CO., LLP
                Corporate Crossing, 171 Sully's Trail, Suite 201
                            Pittsford, NY 14534-4557
                                 (716) 381-1000
                               FAX: (716) 381-3181



                          INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Registration Statement of Team Sports Entertainment, Inc. on Form S-3 of our report dated February 8, 2001 (except for the last two paragraphs of Note 12 as to which the date is March 30, 2001), appearing in the Annual Report on Form 10-KSB of Team Sports Entertainment, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ BONADIO & CO., LLP
Rochester, New York
July 31, 2001